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                                                                       Exhibit 4

             LEGEND FOR SHARES OF COMMON STOCK ISSUED BY THE COMPANY
            AFTER THE RECORD DATE AND PRIOR TO THE DISTRIBUTION DATE
             (OR UPON THE EARLIER REDEMPTION, EXCHANGE OR EXPIRATION
                 OF THE RIGHTS AS PROVIDED FOR IN THE AGREEMENT)

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN ARBOR HEALTH CARE COMPANY (THE "COMPANY") AND KEYBANK, NATIONAL ASSOCIATION, AS RIGHTS AGENT, DATED AS OF NOVEMBER 14, 1996 AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT WERE, ARE OR BECOME BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR ASSOCIATES OR AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID AND THE HOLDER OF ANY OF SUCH RIGHTS (INCLUDING ANY SUBSEQUENT HOLDER) SHALL NOT HAVE ANY RIGHT TO EXERCISE SUCH RIGHTS.